                                                                    EXHIBIT 22.1

                         SUBSIDIARIES OF SYNC RESEARCH, INC.

     The Company has the following subsidiaries:

               TyLink Corporation
               10C Commerce Way
               Norton, MA 02766

               Sync Research Asia Pacific Limited
               The Kwangtung Provincial Bank Building Room 1402, 14F 409-415 Hennessy Road
               Wanchai, Hong Kong